As filed with the Securities and Exchange Commission on June 13, 1996

                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                   UST Corp.
             (Exact name of registrant as specified in its charter)

                                40 Court Street
                          Boston, Massachusetts  02108
                                 (617) 726-7000

          (Address of principal executive offices, including zip code)

Massachusetts      1995 STOCK OPTION PLAN FOR DIRECTORS   04-2436093
                   1996 STOCK OPTION PLAN FOR DIRECTORS

(State or other         (Full title of the plans)        (I.R.S. Employer
jurisdiction of                                          Identification Number)
incorporation or
organization)
                              ____________________

                             Eric R. Fischer, Esq.
              Executive Vice President, General Counsel and Clerk
                                   UST Corp.
                                40 Court Street
                          Boston, Massachusetts 02108
                                 (617) 726-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

Title of each    Amount     Proposed Maximum    Proposed Maximum    Amount
class of         to be      offering price      aggregate offering  of
securities to    registered per share           price               registration
registered       <F1>       <F2>                <F2>

Common Stock     300,000       $13.25           $3,975,000          $1,370.69
$.625 par value  shares


<F>
<F1>  This Registration Statement also covers such indeterminable number of additional shares of Common Stock, par value $.625 ("Common Stock"), of UST Corp. (the "Company") as may become deliverable as a result of future adjustments in accordance with the terms of the Company's 1995 Stock Option Plan for Directors and 1996 Stock Option Plan for Directors.

<F2>  The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Company's Common Stock on June 7, 1996, as reported on the Nasdaq National Market System.
</F>

                                 EXPLANATORY NOTE

     This Registration Statement covers 150,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1995 Stock Option Plan for Directors, and 150,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1996 Stock Option Plan for Directors, for a total of 300,000 shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1995.

     (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996.

     (c) The Company's definitive Proxy Statement dated April 20, 1995 in respect of its Annual Meeting held on May 16, 1995.

     (d) The Company's definitive Proxy Statement dated April 19, 1996 in respect of its Annual Meeting held on May 21, 1996.

     (e) The description of the Company's Common Stock under the heading "Description of UST Common Stock" contained in the Company's Registration Statement on Form S-4, No. 33-11118, filed on December 30, 1986.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

     The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in auditing and accounting.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Eric R. Fischer, Esq. who is Executive Vice President, General Counsel and Clerk of the Company. As of June 5, 1996, Mr. Fischer beneficially owned 37,371 shares of Common Stock; options to acquire 33,300 shares of Common Stock which were exercisable within sixty days; and no options to acquire additional shares of Common Stock which are exercisable thereafter.

Item 6.   Indemnification of Directors and Officers.

     Section 67 of the Massachusetts Business Corporation Law authorizes Massachusetts corporations to indemnify their present and former officers, directors, employees and other agents, provided that no indemnification shall be provided to any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation.

     Article 6 of the Company's Articles of Organization, as amended, which are incorporated by reference in Exhibit 4.1 hereto, provides for indemnification of the Company's present and former directors, officers, employees and other agents to the fullest extent permitted under the Massachusetts Business Corporation Law.

     The Company maintains directors' and officers' liability insurance in the aggregate amount of $15 million. The risks covered by this insurance (subject to deductibles) include liabilities under the Securities Act of 1933. See Item 9(c) for a statement concerning indemnification for liabilities under the Securities Act of 1933.

     In addition, Article 6 of the Company's Articles of Organization, as amended, provides for exculpation of a director's monetary liability for breach of his or her fiduciary duty to the Company or its stockholders to the maximum extent permitted by the Massachusetts Business Corporation Law.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

4.1 1995 Stock Option Plan for Directors (incorporated herein by reference to Exhibit B to the Company's definitive Proxy Statement dated April 20, 1995 in respect of its Annual Meeting held on May 16, 1995).

4.2 1996 Stock Option Plan for Directors (incorporated herein by reference to Exhibit A to the Company's definitive Proxy Statement dated April 19, 1996 in respect of its Annual Meeting held on May 21, 1996).

5.1  Opinion of Eric R. Fischer, Esq.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Eric R. Fischer, Esq. (contained in the opinion filed as
     Exhibit 5.1 hereto).

24   Powers of Attorney (included in signature page hereto).

Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, office, or controlling persons of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 21st day of May, 1996.

                                      UST CORP.

                                      By /s/ Neal F. Finnegan
                                         Neal F. Finnegan
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Eric R. Fischer, Esq., Neal F. Finnegan and James K. Hunt, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

 Signature                       Capacity in Which       Date
                                 Signed


 /s/ Neal F. Finnegan            President, Chief        May 21, 1996
 Neal F. Finnegan                Executive Officer
                                 and Director
                                 (principal
                                 executive officer)



/s/ James K. Hunt                Executive Vice          May 21, 1996
James K. Hunt                    President, Treasurer
                                 and Chief Financial
                                 Officer (principal
                                 financial officer
                                 and principal
                                 accounting officer)


 /s/ William Schwartz            Vice Chairman and       May 21, 1996
 William Schwartz                Director

______________________           Director                May   , 1996
 Robert M. Coard

 /s/ Domenic Colasacco           Director                May 21, 1996
 Domenic Colasacco

/s/ Robert L. Culver             Director                May 21, 1996
Robert L. Culver


/s/ Alan K. DerKazarian          Director                May 21, 1996
Alan K. DerKazarian


/s/ Donald C. Dolben             Director                May 21, 1996
Donald C. Dolben


/s/ Edward Guzovsky              Director                May 21, 1996
Edward Guzovsky

/s/ Wallace M. Haselton          Director                May 21, 1996
Wallace M. Haselton

/s/ Grian W. Hotarek             Director                May 21, 1996
Brian W. Hotarek

/s/ Francis X. Messina           Director                May 21, 1996
Francis X. Messina

/s/ Sydney L. Miller             Director                May 21, 1996
Sydney L. Miller

/s/ Vikki L.Pryor                Director                May 21, 1996
Vikki L. Pryor

/s/ Gerald M. Ridge              Director                May 21, 1996
Gerald M. Ridge

/s/ Samuel B. Sheldon            Director                May 21, 1996
Samuel B. Sheldon

/s/ Barbara C. Sidell            Director                May 21, 1996
Barbara C. Sidell

/s/ James V. Sidell              Director                May 21, 1996
James V. Sidell

/s/ Paul D. Slater               Director                May 21, 1996
Paul D. Slater

/s/ Edward J. Sullivan           Director                May 21, 1996
Edward J. Sullivan


_______________________          Director                May   , 1996
Michael J. Verrochi, Jr.

/s/ Gordon M. Weiner             Director                May 21, 1996
Gordon M. Weiner

                                 EXHIBIT INDEX


4.1 1995 Stock Option Plan for Directors (incorporated herein by reference to Exhibit B to the Company's definitive Proxy Statement dated April 20, 1995 in respect of its Annual Meeting held on May 16, 1995).

4.2 1996 Stock Option Plan for Directors (incorporated herein by reference to Exhibit A to the Company's definitive Proxy Statement dated April 19, 1996 in respect of its Annual Meeting held on May 21, 1996).

5.1  Opinion of Eric R. Fischer, Esq.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Eric R. Fischer, Esq. (contained in the opinion filed as
     Exhibit 5.1 hereto).

24 Powers of Attorney (included in signature page hereto).